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                                   EXHIBIT 7.3


                    FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT


         This First Amendment to Stockholders Agreement ("First Amendment") dated effective as of July 29, 2005 is made by and among Energy Spectrum Partners, LP ("Energy Spectrum"), the Investors Group (as defined in Section 1.1 of the Agreement), the Directors Group (as defined in Section 1.1 of the Agreement) and Allis-Chalmers Energy Inc., formerly known as Allis-Chalmers Corporation ("Company"). Energy Spectrum, the Investors Group and the Directors Group shall, as long as each such person or group of Persons owns Stock, be collectively referred to herein as the "Stockholders".

                                    RECITALS

         WHEREAS, Energy Spectrum, the Investors Group, the Directors Group and the Company entered into that certain Stockholders Agreement dated as of April 2, 2004 ("Agreement");

         WHEREAS, the parties to the Agreement desire to amend the Agreement by deleting Sections 2.1, 3.1, 3.2 and 3.4, and retaining Sections 2.2(a), 2.2(b), 2.2(c), 2.3 and 2.4 while suspending the rights of Energy Spectrum, the Investor Group and the Director Group as described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                  GENERAL TERMS

         1.1 TERMS DEFINED IN AGREEMENT. As used in this First Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement, as amended, have the same meanings herein as therein, all of such terms and their definitions being incorporated by reference.

         1.2 CONFIRMATION AND EXTENT OF CHANGES. All terms which are defined or referred to in the Agreement shall remain unchanged except as otherwise specifically provided in this Amendment. It is hereby confirmed that the term "Agreement" includes the Agreement as amended by this First Amendment.

                                    ARTICLE 2
                                   AMENDMENTS

         2.1      AMENDMENT TO SECTION 2.1 AND 2.2(a)

                  (a) Effective as of the date hereof, Section 2.1 shall be deleted in its entirety.


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                  (b) Section 2.2(a) shall remain unchanged, however, Energy
         Spectrum has notified the Company that two of its nominees to the Board of Directors have resigned and that Energy Spectrum at this time does not plan to designate replacements thereto. In addition, Energy Spectrum hereby agrees not to utilize its right to appoint two replacement directors unless, and until it notifies the Company in writing of its determination to assert such right.

         2.2 AMENDMENT TO SECTIONS 2.2(b), 2.2(c), 2.3 AND 2.4. Sections 2.2(b)and 2.2(c) shall be suspended and the Investors Group and the Directors Group shall not have the right to designate nominees for election to the Board unless and until Energy Spectrum has notified the Company, the Investors Group and the Directors Group that Energy Spectrum intends to assert its right to designate pursuant to Section 2.2(a) of the Agreement. In the event that Energy Spectrum so notifies the Company, the Investors Group and the Directors Group of its intention to reinstate such right to designate two additional directors, then the rights of the Investor Group and the Directors Group pursuant to Sections 2.2(b) and 2.2(c) shall be reinstated in accordance with the Agreement.

         2.3 TERMINATION OF SECTION 3. Section 3 of the Agreement shall be terminated in its entirety effective as of the date hereof.

         2.4 TERMINATION OF STOCKHOLDERS AGREEMENT. The Company, Energy Spectrum and certain other stockholders are proposing to sell pursuant to a public offering under the Securities Act of 1933, as amended, shares of common stock of the Company. In the event that such public offering, results in the sale of all shares of common stock held by Energy Spectrum or such amount that Energy Spectrum holds less than 5% of the then outstanding shares of common stock of the Company, then following consummation of the public offering the Agreement and this First Amendment shall be terminated in all respects.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 EFFECTIVE DATE. Except as otherwise expressly provided herein, the effective date of all provisions of this First Amendment shall be the date of execution indicated below.

         3.2 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this First Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other discussion, such other content being controlling as to the Agreement among the parties hereto.

         3.3 COUNTERPARTS. This First Amendment may be executed in two or more counterparts. It will not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         3.4 ENTIRE AGREEMENT. This First Amendment embodies the final, entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior commitments, agreements, representations and understandings whether written or oral, relating to this First Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

         3.5 MODIFICATION. Except as expressly modified by this First Amendment, the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of July 29, 2005.

                                 THE COMPANY:
                                 ------------
                                 ALLIS-CHALMERS ENERGY INC.


                                 /S/ MUNAWAR H. HIDAYATALLAH
                                 ---------------------------
                                 Munawar H. Hidayatallah
                                 Chief Executive Officer



                                 DIRECTORS GROUP:


                                 /S/ MUNAWAR H. HIDAYATALLAH
                                 ---------------------------
                                 Munawar H. Hidayatallah


                                 /S/ JENS H. MORTENSEN
                                 ---------------------
                                 Jens H. Mortensen


                                 /S/ SAEED M. SHEIKH
                                 -------------------
                                 Saeed M. Sheikh



                                 INVESTORS GROUP:
                                 ----------------


                                 /S/ LEONARD TOBOROFF
                                 --------------------
                                 Leonard Toboroff


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                                 ENGEL DEFINED BENEFIT PLAN
                                 --------------------------


                                 By: /S/ DONALD ENGEL
                                     ----------------
                                     Donald Engel



                                 RER CORP.
                                 ---------


                                 /S/ ROBERT NEDERLANDER
                                 ----------------------
                                 Robert Nederlander, President


                                 /S/ DONALD ENGEL
                                 ----------------
                                 Donald Engel


                                 /S/ CHRISTOPHER ENGEL
                                 ---------------------
                                 Christopher Engel



                                 ENERGY SPECTRUM PARTNERS, LP:
                                 -----------------------------
                                 By: Energy Spectrum Capital LP, General Partner
                                 By: Energy Spectrum LLC, General Partner


                                 /S/ THOMAS WHITENER
                                 -------------------
                                 Name: Thomas Whitener
                                 Title: Partner


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